UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State of incorporation or organization)	62-0873631 (I.R.S. Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the ExchangeAct and is effective pursuant to General InstructionA.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 001-11595
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Series A Junior Participating Preferred Stock Purchase Rights	Name of each exchange on which each class is to be registered NASDAQ

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Reference is hereby made to the Registration Statement on Form 8-A dated December 22, 1995 and filed with the Securities and Exchange Commission (File No. 001-11595) on December 22, 1995 (the "Original Form 8-A") by Astec Industries, Inc., a Tennessee corporation (the "Registrant"), relating to the rights distributed to the stockholders of the Registrant (the "Rights") in connection with the Shareholder Protection Rights Agreement, dated as of December 22, 1995 (the "Rights Agreement"), by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). The Original Form 8-A is incorporated herein by reference.

On December 22, 2005, the Registrant entered into an Amended and Restated Shareholder Protection Rights Agreement pursuant to which Mellon Investor Services LLC will serve as the Rights Agent (the "Amended and Restated Rights Agreement"). Among other things the Amended and Restated Rights Agreement extends the expiration date of the Rights Agreement from December 22, 2005 to December 22, 2015 and changes the purchase price from $36.00 to $72.00.

The foregoing description of the Amended and Restated Rights Agreement is a general description only and is qualified in its entirety by reference to the Amended and Restated Rights Agreement. The Amended and Restated Rights Agreement is filed herewith as Exhibit 4.1, and is incorporated herein by reference. Terms not otherwise defined herein have the meaning ascribed to them in the Amended and Restated Rights Agreement.

ITEM 2 EXHIBITS
Exhibit Number	Exhibit Title
4.1

Amended and Restated Shareholder Protection Rights Agreement, dated as of December 22, 2005, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated December 22, 2005 and filed with the Commission on December 22, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASTEC INDUSTRIES, INC.
(Registrant)
Date: December 22, 2005	By: /s/ Albert E. Guth
Name: Albert E. Guth
:	Title: Secretary

EXHIBIT INDEX
Exhibit Number	Exhibit Title
4.1

Amended and Restated Shareholder Protection Rights Agreement, dated as of December 22, 2005, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated December 22, 2005 and filed with the Commission on December 22, 2005).